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                [Letterhead of Winstead Sechrest & Minick P.C.]


                                  EXHIBIT 5.1
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                           OPINION REGARDING LEGALITY

                                 March 29, 2000


Avery Communications, Inc.
190 South La Salle Street, Suite 1710
Chicago, Illinois  60603

Gentlemen:

     Avery Communications, Inc., a Delaware corporation (the "Company"), is
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today filing with the Securities and Exchange Commission (the "Commission") a
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Registration Statement on Form S-8 (the "Registration Statement") under the
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Securities Act of 1933, as amended, with respect to the registration of
1,500,000 shares (the "Shares") of common stock ("Common Stock"), $.01 par value
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per share, of the Company which may hereafter be issued pursuant to the Avery
Communications, Inc. 1999 Flexible Incentive Plan (the "Plan").
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     In rendering the opinions expressed herein, we have examined (i) the
Company's Certificate of Incorporation and all amendments thereto, (ii) the Company's Amended and Restated Bylaws, as amended, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board") and stockholders, and (iv) such other corporate records and
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documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, the authenticity of the originals of such photostatic, certified or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board and any committees appointed to administer the Plan.

     Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan, including receipt prior to issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.
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Avery Communications, Inc.
March 29, 2000
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     This firm consents to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                              Very truly yours,


                              /s/ WINSTEAD SECHREST & MINICK P.C.